POWER OF ATTORNEY

We, the undersigned trustees and officers of the Clough Global Equity Fund, a Delaware statutory trust (the “Trust”), do hereby severally constitute and appoint Clifford J. Alexander, Jeremy O. May, and Sareena Khwaja-Dixon with full power of substitution, and with full power to sign for him/her and in his/her name in the appropriate capacities, any registration statements on Form N-2 filed by the Trust, including any and all pre-effective and post-effective amendments to such registration statement and supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact, either collectively or individually, deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Edmund J. Burke	Trustee	April 18, 2019
Edmund J. Burke

/s/ Robert L. Butler	Trustee	April 18, 2019
Robert L. Butler

/s/ Adam D. Crescenzi	Trustee	April 18, 2019
Adam D. Crescenzi

/s/ Karen DiGravio	Trustee	April 18, 2019
Karen DiGravio

/s/ Kevin McNally	Trustee	April 18, 2019
Kevin McNally

/s/ Jerry G. Rutledge	Trustee	April 18, 2019
Jerry G. Rutledge

/s/ Vincent W. Versaci	Trustee	April 18, 2019
Vincent W. Versaci

/s/ Clifford J. Weber	Trustee	April 18, 2019
Clifford J. Weber